SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      August 24, 2000

                 ARS Networks, Incorporated
 (Exact name of registrant as specified in its charter)

New Hampshire	000-25967	14-1805077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Walnut Street, Champlain, New York 12919
 (Address of principal executive offices)

Registrant's telephone number, including area code:     (518) 298-2042

ITEM 4.

Change in Certifying Accountants

Effective September 6, 2000, ARS Networks, Incorporated (the "Registrant") has engaged the accounting firm of Lougen, Valenti, Bookbinder & Weintraub, LLP as independent certified public accountants for the Registrant. Previously, the Registrant had engaged the accounting firm of BDO Seidman, LLP. Effective July 1, 2000, the partners in the Buffalo, New York office of BDO Seidman, LLP purchased the Buffalo accounting practice of BDO Seidman, LLP and are continuing the practice under the name of Lougen, Valenti, Bookbinder & Weintraub, LLP.  Lougen, Valenti, Bookbinder & Weintraub, LLP is an independent member of the BDO Seidman Alliance.   A resolution was passed by the board on August 24, 2000 to accept the audit committee's recommendation and dismiss BDO Seidman, LLP and a motion was passed by the board to allow the audit committee to engage the firm of Lougen, Valenti, Bookbinder & Weintraub, LLP as the Registrant's new accounting firm. The Registrant advised the former accountant of its decision to dismiss them on September 6, 2000 and the former accountant resigned on the same date.

During the past year and any subsequent interim period prior to the dismissal of BDO Seidman, LLP, there were no reports on the financial statements of the Registrant containing any adverse opinion, or modified as to uncertainty, audit scope, or accounting principles, except for the report on the financial statements for the year ended January 31, 2000, which was modified as to a going concern uncertainty. There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of the former auditor, would have caused them to make reference to the subject matter of the disagreement in connection with its report. The company has authorized the former accountant to respond fully to the inquiries.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)
ARS NETWORKS INCORPORATED
By: /s Sydney A. Harland
Sydney A. Harland
DATE: Sept 6, 2000	Chairman & CEO